TOSCO FINANCING TRUST

                  Prospectus Supplement dated December 29, 1997
                     to the Prospectus dated March 26, 1997


     The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                                          Number of Offered
Selling Holder               Offered Securities Owned     Securities to be Sold

Olympic Equity Partners              5,000                     5,000

J.P. Morgan & Co. Incorporated     333,000                   333,000

Bond Fund Series - Oppenheimer      35,000                    35,000
Bond Fund For Growth

Credit Suisse First
Boston Corporation                  10,000                    10,000

     The above-listed securities will be sold to purchasers by the Selling Holders. There are no special arrangements or agreements with any brokers/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationship with Tosco Corporation or any of its affiliates.


             The Date of this Prospectus Supplement is December 29, 1997